Exhibit (d)(1)(xv)

AMENDMENT NO. 1

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 1 to the Investment Management Agreement, dated as of September 9, 2005, between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”) (“Amendment No. 1”).

The Trust and AXA Equitable agree to modify and amend the Investment Management Agreement dated as of April 1, 2004 (“Agreement”) as follows:

1.	Removed Portfolios. The following portfolios of the Trust are hereby deleted in their entirety from the Agreement: EQ/Enterprise Global Socially Responsive Portfolio, EQ/Enterprise Capital Appreciation Portfolio, EQ/Enterprise Deep Value Portfolio, EQ/Enterprise Multi-Cap Growth Portfolio, EQ/MONY Diversified Portfolio, EQ/MONY Equity Growth Portfolio, EQ/MONY Equity Income Portfolio and EQ/MONY Money Market Portfolio.

2.	Appendix A. Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager, is hereby replaced in its entirety by Appendix A attached hereto; and

3.	Appendix B. Appendix B to the Agreement, which sets forth the fees payable to AXA Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B, attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST	AXA EQUITABLE LIFE INSURANCE COMPANY

/s/ Kenneth T. Kozlowski	/s/ Steven M. Joenk
Kenneth T. Kozlowski	Steven M. Joenk
Chief Financial Officer	Senior Vice President

APPENDIX A

TO THE

INVESTMENT MANAGEMENT AGREEMENT

PORTFOLIOS

EQ/Boston Advisors Equity Income Portfolio

EQ/TCW Equity Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Caywood-Scholl High Yield Bond Portfolio

EQ/International Growth Portfolio

EQ/Mergers and Acquisition Portfolio

EQ/Short Duration Bond Portfolio

EQ/Bear Stearns Small Company Growth Portfolio

EQ/Small Company Value Portfolio

EQ/PIMCO Real Return Portfolio

EQ/Government Securities Portfolio

EQ/Intermediate Term Bond Portfolio

EQ/Long Term Bond Portfolio

EQ/Enterprise Moderate Allocation Portfolio

(formerly, EQ/Enterprise Managed Portfolio)

Date: September 9, 2005

APPENDIX B

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

Portfolio	Management Fee
(as a percentage of average daily net assets)

EQ/Boston Advisors Equity Income Portfolio	0.75% of the average net assets

EQ/TCW Equity Portfolio	0.80% of the average daily net assets up to $400 million; 0.75% of the average daily net assets in excess of $400 million up to and including $800 million; and 0.70% of the average daily net assets in excess of $800 million.

EQ/UBS Growth and Income Portfolio	0.75% of the average daily net assets

EQ/Montag & Caldwell Growth Portfolio	0.75% of the average daily net assets

EQ/Caywood-Scholl High Yield Bond Portfolio	0.60% of the average daily net assets

EQ/International Growth Portfolio	0.85% of the average daily net assets

EQ/GAMCO Mergers and Acquisition Portfolio	0.90% of the average daily net assets

EQ/Short Duration Bond Portfolio	0.45% of the average daily net assets

EQ/Bear Stearns Small Company Growth Portfolio	1.00% of the average daily net assets

EQ/GAMCO Small Company Value Portfolio	0.80% of the average daily net assets up to $400 million; 0.75% of the average daily net assets in excess of $400 million up to and including $800 million; and 0.70% of the average daily net assets in excess of $800 million.

EQ/PIMCO Total Return Portfolio	0.55% of the average daily net assets

Portfolio	Management Fee
(as a percentage of average daily net assets)

EQ/Intermediate Term Bond Portfolio EQ/Long Term Bond Portfolio EQ/Government Securities Portfolio	0.50% of average daily net assets up to $400 million; 0.35% of the average daily net assets in excess of $400 million up to and including $800 million; and 0.30% of the average daily net assets in excess of $800 million

Portfolio	Management Fee
(as a percentage of average daily net assets)

EQ/Enterprise Moderate Allocation Portfolio	0.10% of the average daily net assets